Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Saflink Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-92072, 333-74253, 033-668832 and 333-118249) on Form S-8, registration statements (Nos. 033-62430, 333-75789, 333-23467, 333-01510, 333-58575, 333-54084, 333-112287, 333-119778, 333-114594 and 333-126185) on Form S-3, registration statement (No. 333-97221) on Form S-2 and registration statement (No. 333-68642) on Form S-1 of SAFLINK Corporation of our reports dated March 16, 2006, with respect to the consolidated balance sheets of Saflink Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Saflink Corporation.

/s/ KPMG LLP

Seattle, Washington
March 16, 2006